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

                                                                       Exhibit 1
                                                                       ---------

                List of transactions in the Company Common Stock
                ------------------------------------------------


                 Person effecting                        Amount of        Amount of       Approximate
  Date              transaction          Security       Shares Bought    Shares Sold    Price per Share
-------      ----------------------    ------------     -------------    -----------    ---------------

3/18/02      Oracle Associates, LLC    Common Stock        10,000                           21.3325

3/18/02      Oracle Associates, LLC    Common Stock         2,800                           21.5257

3/28/02      Oracle Associates, LLC    Common Stock        30,000                           19.1191

4/1/02       Oracle Associates, LLC    Common Stock                         6,300           19.6176

4/16/02      Oracle Associates, LLC    Common Stock        15,000                           21.2472

4/16/02      Oracle Associates, LLC    Common Stock        10,000                           20.8451

4/24/02      Oracle Associates, LLC    Common Stock         5,000                           21.9925

4/25/02      Oracle Associates, LLC    Common Stock        10,000                           21.7455

4/25/02      Oracle Associates, LLC    Common Stock        10,000                           21.784

4/26/02      Oracle Associates, LLC    Common Stock        10,000                           22.4075

4/26/02      Oracle Associates, LLC    Common Stock        15,000                           22.2425

4/30/02      Oracle Associates, LLC    Common Stock         1,300                           22.4446

5/1/02       Oracle Associates, LLC    Common Stock        15,000                           23.4958




5/1/02       Oracle Associates, LLC    Common Stock         5,000                           23.8488

5/2/02       Oracle Associates, LLC    Common Stock        14,000                           23.6634

4/24/02      Oracle Investment         Common Stock        10,000                           21.9925
             Management, Inc.

4/24/02      Larry N. Feinberg         Common Stock         5,000                           21.9925

5/1/02       Larry N. Feinberg         Common Stock         5,000                           23.8488

5/1/02       Larry N. Feinberg         Common Stock         5,000                           23.4958

